                                      EXHIBIT A


                   RELEVANT SUBSIDIARIES OF PARENT HOLDING COMPANY

PART A: TCW ENTITIES

PARENT HOLDING COMPANY:

          The TCW Group, Inc.

          Robert Day (an individual who may be deemed to control The TCW Group, Inc.)


RELEVANT SUBSIDIARIES THAT ARE PERSONS DESCRIBED IN RULE 13d-1(b):

     (i) Trust Company of the West, a California corporation and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934.

     (ii) TCW Asset Management Company, a California corporation and an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940.

     (iii) TCW Funds Management, Inc., a California corporation and an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940.

Note:      No Common Stock of Administaff, Inc. is held directly by The TCW
           Group, Inc.


PART B: NON TCW ENTITIES

PARENT HOLDING COMPANY:

          Robert Day (an individual who may be deemed to control the holders described below which are not subsidiaries of The TCW Group, Inc.)

RELEVANT SUBSIDIARIES THAT ARE PERSONS DESCRIBED IN
RULE 13d-1(b):

          Oakmont Corporation, a California corporation and an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940.

          Sequoia Partners, LLC, a California limited liability corporation and an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940.


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